Exhibit 10.5

EXECUTION VERSION

January 14, 2019

Churchill Capital Corp

640 Fifth Avenue, 12th Floor

New York, NY 10019

(212) 380-7500

Camelot Holdings (Jersey) Limited

Friars House

160 Blackfriars Road

London SE1 8EZ United Kingdom

Clarivate Analytics Plc

Friars House

160 Blackfriars Road

London SE1 8EZ United Kingdom

Re:	Sponsor Agreement

Ladies and Gentlemen:

This letter (this “Sponsor Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Churchill Capital Corp, a Delaware corporation (“Acquiror”), Clarivate Analytics Plc, a public limited company organized under the laws of the Island of Jersey (“Holdings”), Camelot Holdings (Jersey) Limited, a private limited company organized under the laws of the Island of Jersey (the “Company”), and the other parties thereto (the “Merger Agreement”) and hereby amends and restates in its entirety that certain letter, dated September 6, 2018, from Churchill Sponsor LLC (the “Sponsor”) and each of the undersigned individuals (each, a “Founder” and collectively, the “Founders”) to Acquiror (the “Prior Letter Agreement”). Certain capitalized terms used herein are defined in paragraph 11 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

It is acknowledged and agreed that (i) the Sponsor is currently the record owner of certain Founder Shares and Private Placement Warrants in which the Founders and Garden State Capital Partners LLC, a Delaware limited liability company (“Garden State”), have an economic interest as set forth on Annex A attached hereto and (ii) except for purposes of paragraph 25 below, the Sponsor is entering into this Agreement in its capacity as such record owner, the obligations it takes on herein being the obligations of the Founders and Garden State to the extent of their respective obligations hereunder. It is further acknowledged and agreed that 200,000 Founder Shares held of record by Sponsor are held for the benefit of an entity that is not party to, and whose Founder Shares are not subject to, this Agreement.

In order to induce the Company, Holdings and Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, each of the Founders and, solely for purposes of paragraphs 1, 3, 6(b), 7 and 11-25, Garden State hereby agrees with Acquiror and, at all times prior to any valid termination of the Merger Agreement, the Company and Holdings as follows:

1.             The Sponsor, Garden State and each Founder agrees that if Acquiror seeks stockholder approval of a proposed Business Combination (including, without limitation, the Jersey Merger), then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval or proposed Business Combination. Prior to any valid termination of the Merger Agreement, (a) the Sponsor, Garden State and each Founder shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Jersey Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein, and (b) the Sponsor, Garden State and each Founder shall be bound by and comply with Sections 10.03(b) and 10.05(b) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Person were an original signatory to the Merger Agreement with respect to such provisions.

2.             The Sponsor and each Founder hereby agrees that in the event that Acquiror fails to consummate a Business Combination by September 6, 2020, or such later period approved by Acquiror’s stockholders in accordance with Acquiror’s amended and restated certificate of incorporation (the “Charter”), the Sponsor and each Founder shall take all reasonable steps to cause Acquiror to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of Acquiror’s Class A common stock, par value $0.0001 per share (the “Common Stock”), sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (net of amounts withdrawn to pay Acquiror’s taxes and less up to $100,000 of interest to pay dissolution expenses), including interest, divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Acquiror’s remaining stockholders and Acquiror’s board of directors, dissolve and liquidate, subject in each case to Acquiror’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Founder agrees to not propose any amendment to the Charter that would modify the substance or timing of Acquiror’s obligation to redeem 100% of the Offering Shares if Acquiror does not complete a Business Combination by September 6, 2020, unless Acquiror provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (net of amounts withdrawn to pay Acquiror’s taxes and less up to $100,000 of interest to pay dissolution expenses), including interest, divided by the number of then outstanding Offering Shares.

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The Sponsor and each Founder acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of Acquiror as a result of any liquidation of Acquiror with respect to the Founder Shares held by it, him or her. The Sponsor and each Founder hereby further waive, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by Acquiror to purchase shares of Common Stock (although the Sponsor, the Founders and their respective Affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if Acquiror fails to consummate a Business Combination by September 6, 2020 or in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of Acquiror’s obligation to redeem 100% of the Offering Shares if Acquiror does not complete a Business Combination by September 6, 2020).

3.             Without limiting their obligations under paragraph 7 below, during the period commencing on the date hereof and ending on the later of (x) the date of any valid termination of the Merger Agreement or the consummation of the Closing and (y) March 5, 2019, the Sponsor, Garden State and each Founder shall not, without the prior written consent of Holdings and the Company (in the case clause (x) applies) or Citigroup Global Markets Inc. (the “Underwriter”) (in the case clause (y) applies), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder, with respect to any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The Sponsor, Garden State and each of the Founders acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 7 with respect to Founders (other than the Sponsor and Garden State), Acquiror or Holdings (as applicable) shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any such release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of the immediately preceding two sentences will not apply if (A) the release or waiver is effected solely to permit a transfer of securities without consideration and (B) the transferee has agreed in writing to be bound by the same terms described in this Sponsor Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. In the event that (a) any shares of Capital Stock, Warrants or other equity securities of Acquiror are issued to the Sponsor, Garden State or any Founder after the date hereof pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Capital Stock of, on or affecting the shares of Capital Stock owned by the Sponsor, Garden State or any Founder or otherwise, (b) the Sponsor, Garden State or any Founder purchases or otherwise acquires beneficial ownership of any shares of Capital Stock or other equity securities of Acquiror after the date hereof or (c) the Sponsor, Garden State or any Founder acquires the right to vote or share in the voting of any shares of Capital Stock or other equity securities of Acquiror after the date hereof (such shares of Capital Stock or other equity securities of Acquiror described in clauses (a), (b) and (c), collectively with the Purchased Shares, the “New Shares”), then such New Shares acquired or purchased by the Sponsor, Garden State or any Founder shall be subject to the terms of this paragraph 3 and paragraph 1 above to the same extent as if they constituted the Founder Shares or Private Placement Warrants owned by the Sponsor, Garden State and the Founders as of the date hereof.

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4.             In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless Acquiror against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which Acquiror may become subject as a result of any claim by (i) any third party (other than Acquiror’s independent accountants) for services rendered or products sold to Acquiror or (ii) any prospective target business with which Acquiror has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination (a “Target”); provided, however, that such indemnification of Acquiror by the Sponsor (x) shall apply only to the extent necessary to ensure that such claims by a third party (other than Acquiror’s independent public accountants) or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (A) $10.00 per Offering Share or (B) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets less interest earned on the Trust Account which may be withdrawn to pay taxes, (y) shall not apply to any claims by a third party (including a Target) that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under Acquiror’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third-party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to Acquiror if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies Acquiror in writing that it shall undertake such defense. For the avoidance of doubt, none of Acquiror’s officers or directors will indemnify Acquiror for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

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5.             (a)       As a material inducement to, and as a condition to, Holdings and the Company entering into the Merger Agreement, immediately prior to the Closing, (i) Jerre Stead agrees to purchase (either personally or through his designee JMJS Group – II, LP, in which case JMJS Group – II, LP shall execute a joinder to this Sponsor Agreement in form and substance reasonably acceptable to Holdings pursuant to which JMJS Group – II, LP shall become a Founder hereunder), and Acquiror agrees to issue to Jerre Stead (or such designee), 1,000,000 newly-issued Founder Shares at a price equal to $10.00 per share ($10,000,000 in aggregate) payable in cash (by wire transfer of immediately available funds to an Acquiror bank account specified by Acquiror to Jerre Stead), and (ii) Michael Klein agrees to purchase, and Acquiror agrees to issue to Michael Klein, 500,000 newly-issued Founder Shares from Acquiror at a price equal to $10.00 per share ($5,000,000 in the aggregate) payable in cash (by wire transfer of immediately available funds to an Acquiror bank account specified by Acquiror to Michael Klein) (the newly-issued Founder Shares referred to in clauses (i) and (ii), together, the “Purchased Shares”). Each of Jerre Stead and Michael Klein hereby represents and warrants (severally and not jointly as to himself (or, in Jerre Stead’s case, his designee) only) to Acquiror that: (A) he is acquiring such Purchased Shares for his own account as principal, for investment purposes only, not for any other Person and not for the purposes of resale or distribution; (B) he is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act; (C) he has not received (and is not relying upon) any representations or warranties from Acquiror, Holdings or the Company or any other person acting on behalf of any such Person or any of its Affiliates; (D) he understands and acknowledges that such Purchased Shares have not been and will not be registered (except as provided in the Registration Rights Agreement (as defined in the Merger Agreement)) under the Securities Act, or the securities laws of any state, and, unless such Founder Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction; and (E) he agrees that such Purchased Shares shall be treated as New Shares, Founder Shares and, following the Delaware Merger Effective Time, Holdings Shares, as applicable, under this Sponsor Agreement.

(b)       After the Closing, provided that on or before the sixth anniversary of the Closing Date, a $20.00 Stock Price Level (as defined below) is achieved, Holdings shall allot and issue to such Persons as are designated pursuant to this paragraph 5(b) up to 5,000,000 newly-issued ordinary shares of Holdings (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like, the “Sweetener Shares”), which Sweetener Shares shall be issued for no additional consideration and in accordance with all applicable Laws on the first date on which the $20.00 Stock Price Level is achieved and such Sweetener Shares shall be issued, credited as fully paid-up. The Sweetener Shares shall be issued to Persons and in amounts designated in a written notice to Holdings given after the date hereof by Jerre Stead and Michael Klein (or, in the event of the death or incapacity of either, by his respective successor to such designation right, the identity of whom shall have been notified to Holdings in writing by the other).  This paragraph 5(b) shall automatically terminate upon the earlier to occur of (i) the day after the sixth anniversary of the Closing Date to the extent the Stock Price Level set forth in this paragraph is not achieved on or prior to such date and (ii) the consummation of a Company Sale in which the per share price paid or implied in such Company Sale is less than $20.00.

6.             (a)        Jerre Stead and Sheryl von Blucher hereby agree not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Exchange Act until the earliest of (i) the date on which Jerre Stead is no longer a director of Holdings, (ii) if the Merger Agreement is terminated in accordance with its terms, Acquiror has entered into a definitive agreement regarding a Business Combination (other than the Merger Agreement) or (iii) if the Merger Agreement is terminated in accordance with its terms, Acquiror has failed to complete a Business Combination within the time period set forth in the Charter.

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(b)       The Sponsor, Garden State and each Founder hereby agrees and acknowledges that: (i) the Underwriter, Acquiror and, prior to any valid termination of the Merger Agreement, Holdings and the Company would be irreparably injured in the event of a breach by such Sponsor, Garden State or a Founder of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 7, and 9, as applicable, of this Sponsor Agreement (with respect to the Underwriter, only such provisions as were contained in the Prior Letter Agreement), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.             (a)        In the event that (i) the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), the Sponsor and each Founder agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of Acquiror’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Acquiror’s initial Business Combination or (y) the date on which Acquiror completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Acquiror’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) the Closing does occur, the Sponsor, Garden State and each Founder agrees that it, he or she shall not Transfer (A) any Holdings Shares (other than any Sweetener Shares) or Holdings Warrants owned by such Person as of the Closing Date (after giving effect to the consummation of the Transactions) or (B) any Holdings Shares issued or issuable upon the exercise of such Holdings Warrants (clauses (A) and (B), collectively, the “Locked-Up Holdings Securities”) until the third anniversary of the Closing Date; provided, however, that at any time, and from time to time, subsequent to the second anniversary of the Closing Date, the obligations set forth in this paragraph 7 shall terminate with respect to a percentage of each such Person’s Locked-Up Holdings Securities not to exceed one-half of the percentage derived by dividing (x) the total number of ordinary shares of Holdings held in the aggregate by Affiliates of Onex Partners Advisor LP, a Delaware limited partnership (“Onex”), and/or by Affiliates of Baring Private Equity Asia Group Limited, a Cayman Islands exempted company (“Baring”), as of immediately following the Closing that are sold by such Affiliates prior to such time, by (y) the total number of ordinary shares of Holdings held by such Affiliates as of immediately following the Closing (the period described in clause (i) or (ii), as applicable the “Founder Shares Lock-up Period”).

(b)       In the event that the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), the Sponsor and each Founder agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period” and, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

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(c)       Notwithstanding the provisions set forth in paragraphs 3 and 7(a) and (b), (i) in the event that the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares that are held by the Sponsor, any Founder or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (A) to Acquiror’s officers or directors, any affiliates or family members of any of Acquiror’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (B) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, transfers pursuant to a qualified domestic relations order; (E) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (F) transfers in the event of Acquiror’s liquidation prior to the completion of an initial Business Combination; (G) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; and (H) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (G) above; provided, however, that in the case of clauses (A) through (E) and clause (H), these permitted transferees must enter into a written agreement with Acquiror agreeing to be bound by the transfer restrictions herein; and (ii) during the period commencing on the date hereof and ending on the earlier of (x) the expiration of the Lock-up Periods and (y) the date of any valid termination of the Merger Agreement, Transfers of the Founder Shares, Private Placement Warrants, shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares, the Holdings Shares and the Holdings Warrants that are held by the Sponsor, Garden State, any Founder or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (A) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family (provided that, in each case, the transferor retains sole voting and dispositive control over the Transferred securities), or to a charitable trust (provided that the transferor or his or her spouse retains sole voting and dispositive control over the Transferred securities); (B) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of such individual; (C) in the case of an individual, transfers to such individual’s spouse pursuant to a qualified domestic relations order; (D) in the case of the Sponsor or any Founder, transfers to any other Founder with the prior written consent of Onex, not to be unreasonably withheld or delayed; and (E) transfers by Sponsor to its members pursuant to its limited liability company agreement and in accordance with paragraph 25; provided, that to the extent such members have obligations pursuant to this Agreement, such members shall confirm in writing to Holdings that the securities so distributed to them will continue to be subject to such obligations; provided, further, that any other permitted transferees must enter into a written agreement with Acquiror or Holdings (as applicable) agreeing to be bound by the transfer restrictions herein.

(d)       Vesting Provisions. Each of the Founders and the Sponsor (and, for purposes of clause (ii) of this sentence, Garden State) agrees that, as of the Closing, all of (i) the Holdings Shares (other than the Holdings Shares received in respect of the Purchased Shares) as identified on Annex A as being subject to the vesting provisions of this paragraph 7(d) and (ii) the Holdings Warrants as identified on Annex A as being subject to the vesting of this paragraph 7(d), in each case, as of the Closing shall be unvested and shall be subject to the vesting and forfeiture provisions set forth in this paragraph 7(d). The Founders, the Sponsor and Garden State agree that they shall not (and will cause their Affiliates not to) Transfer any unvested Holdings Shares or any unvested Holdings Warrants prior to the later of (x) the expiration of the Founder Shares Lock-up Period and (y) the date such Holdings Shares or Holdings Warrants become vested pursuant to this paragraph 7(d). Notwithstanding anything to the contrary in this Sponsor Agreement, solely for purposes of this paragraph 7(d), the defined term “Founders” shall not include Martin Broughton, Karen G. Mills, Mills Family I, LLC, K&BM LP, Balakrishnan S. Iyer or The Iyer Family Trust dated 1/25/2001 (or their respective Affiliates).

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1.	Vesting of Holdings Shares.

I.	Time Vesting Shares. 50% of the unvested Holdings Shares Beneficially Owned by each Founder (or Affiliate thereof) as of the Closing shall vest in three equal annual installments, with the first installment vesting on the first anniversary of the Closing Date.

II	Performance Vesting Shares.

A.	25% of the unvested Holdings Shares Beneficially Owned by each Founder (or Affiliate thereof) as of the Closing shall vest at such time as a $15.25 Stock Price Level is achieved on or before the date that is 42 months after the Closing Date; provided, however, that none of such Holdings Shares shall vest prior to the first anniversary of the Closing Date, not more than 1/3 of such Holdings Shares shall vest prior to the second anniversary of the Closing Date and not more than 2/3 of such Holdings Shares shall vest prior to the third anniversary of the Closing Date. If a $15.25 Stock Price Level is not achieved on or before the date that is 42 months after the Closing Date, then the Holdings Shares that are eligible to vest pursuant to this paragraph 7(d)(1)(II)(A) shall vest at such time as a $17.50 Stock Price Level is achieved on or before the fifth anniversary of the Closing Date. For the avoidance of doubt, if a $17.50 Stock Price Level is not achieved on or prior to the fifth anniversary of the Closing Date, the Holdings Shares that were eligible to vest pursuant to this paragraph 7(d)(1)(II)(A) shall not vest and shall be forfeited as provided in paragraph 7(d)(4).

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B.	25% of the unvested Holdings Shares Beneficially Owned by each Founder (or Affiliate thereof) as of the Closing shall vest at such time as a $17.50 Stock Price Level is achieved on or before the fifth anniversary of the Closing Date; provided, however, that none of such Holdings Shares shall vest prior to the first anniversary of the Closing Date, not more than 1/3 of such Holdings Shares shall vest prior to the second anniversary of the Closing Date and not more than 2/3 of such Holdings Shares shall vest prior to the third anniversary of the Closing Date. For the avoidance of doubt, if a $17.50 Stock Price Level is not achieved on or prior to the fifth anniversary of the Closing Date, the Holdings Shares that were eligible to vest pursuant to this paragraph 7(d)(1)(II)(B) shall not vest and shall be forfeited as provided in paragraph 7(d)(4).

2.	Vesting of Holdings Warrants. 100% of the Holdings Warrants Beneficially Owned by each Founder and Garden State (or any Affiliate thereof) as of the Closing shall vest at such time as a $17.50 Stock Price Level is achieved on or before the fifth anniversary of the Closing Date; provided, however, that none of such Holdings Warrants shall vest prior to the first anniversary of the Closing Date, not more than 1/3 of such Holdings Warrants shall vest prior to the second anniversary of the Closing Date and not more than 2/3 of such Holdings Warrants shall vest prior to the third anniversary of the Closing Date. For the avoidance of doubt, if a $17.50 Stock Price Level is not achieved on or prior to the fifth anniversary of the Closing Date, the Holdings Warrants that were eligible to vest pursuant to this paragraph 7(d)(2) shall not vest and shall be forfeited as provided in paragraph 7(d)(4).

3.	Acceleration of Vesting upon a Company Sale. In the event of a Company Sale (as defined below) prior to the fifth anniversary of the Closing Date (or prior to the sixth anniversary of the Closing Date for purposes of paragraph 7(d)(3)(V)), vesting of unvested Holdings Shares and Holdings Warrants shall be accelerated or the unvested Holdings Shares and Holdings Warrants will be forfeited, and Sweetener Shares may be issued, as follows:

I.	The unvested Holdings Shares that were eligible to vest pursuant to paragraph 7(d)(1)(I) and all Time-Delayed Performance Securities shall automatically vest as of immediately prior to the closing of such Company Sale.

II.	With respect to the unvested Holdings Shares that were eligible to vest pursuant to paragraph 7(d)(1)(II)(A), other than Time-Delayed Performance Securities:

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A.	If such Company Sale occurs on or before the date that is 42 months after the Closing Date, then (i) such Holdings Shares will fully vest as of immediately prior to the closing of such Company Sale only if the per share price paid or implied in such Company Sale equals or exceeds $15.25, (ii) no portion of such Holdings Shares will vest in connection with such Company Sale if the per share price paid or implied in such Company Sale equals or is less than $13.00, and (iii) if the per share price paid or implied in such Company Sale is between $13.00 and $15.25, the number of such Holdings Shares that will vest in connection with such Company Sale will be determined based on linear interpolation between such share price levels (e.g., 50% of such Holdings Shares will vest if the per share price paid or implied in such Company Sale is $14.125), and no remaining portion of such Holdings Shares will vest in connection with such Company Sale.

B.	If such Company Sale occurs after the date that is 42 months after the Closing Date and before the fifth anniversary of the Closing Date, then (i) such Holdings Shares will fully vest as of immediately prior to the closing of such Company Sale only if the per share price paid or implied in such Company Sale equals or exceeds $17.50, (ii) no portion of such Holdings Shares will vest in connection with such Company Sale if the per share price paid or implied in such Company Sale equals or is less than $15.00, and (iii) if the per share price paid or implied in such Company Sale is between $15.00 and $17.50, the number of such Holdings Shares that will vest in connection with such Company Sale will be determined based on linear interpolation between such share price levels (e.g., 50% of such Holdings Shares will vest if the per share price paid or implied in such Company Sale is $16.25), and no remaining portion of such Holdings Shares will vest in connection with such Company Sale.

III.	With respect to the Holdings Shares that were eligible to vest pursuant to paragraph 7(d)(1)(II)(B) and the Holdings Warrants (other than Time-Delayed Performance Securities), (i) such Holdings Shares and Holdings Warrants will fully vest as of immediately prior to the closing of such Company Sale only if the per share price paid or implied in such Company Sale equals or exceeds $17.50, (ii) no portion of such Holdings Shares or Holdings Warrants will vest in connection with such Company Sale if the per share price paid or implied in such Company Sale equals or is less than $15.00, and (iii) if the per share price paid or implied in such Company Sale is between $15.00 and $17.50, the number of such Holdings Shares and Holdings Warrants that will vest in connection with such Company Sale will be determined based on linear interpolation between such share price levels (e.g., 50% of such Holdings Shares and Holdings Warrants will vest if the per share price paid or implied in such Company Sale is $16.25), and no remaining portion of such Holdings Shares or Holdings Warrants will vest in connection with such Company Sale.

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IV.	Unvested Holdings Shares and unvested Holdings Warrants that do not vest in accordance with this paragraph 7(d)(3) upon the occurrence of a Company Sale will be forfeited immediately prior to the closing of such Company Sale and in accordance with paragraph 7(d)(4); provided that, immediately prior to the closing of such Company Sale, such Holdings Warrants (but not the Holdings Shares) that would be so forfeited shall be transferred, for a purchase price of $1.00 per Holdings Warrant, to the respective Affiliates of Onex and Baring that held Company Shares (as defined below) as of immediately prior to the Jersey Merger Effective Time, on a pro-rata basis, based on their relative percentage ownership of the Company Shares as of immediately prior to the Jersey Merger Effective Time, if the per share price paid or implied in such Company Sale is greater than $12.50, and shall vest in connection with such Transfer.

V.	In the event of a Company Sale prior to the sixth anniversary of the Closing Date, if the per share price paid or implied in such Company Sale equals or exceeds $20.00, then, to the extent the Sweetener Shares have not previously been issued, all Sweetener Shares shall be issued in accordance with paragraph 5(b) above immediately prior to the consummation of the Company Sale.

VI.	For purposes of this paragraph 7(d)(3), “Company Sale” means (i) a purchase, sale, exchange, business combination or other transaction (including a merger or consolidation of Holdings with or into any other corporation or other entity) in which the equity securities of Holdings, its successor or the surviving entity of such business combination or other transaction are not registered under the Exchange Act or listed or quoted for trading on a national securities exchange or (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of Holdings’ assets to a third party that is not an Affiliate of Holdings, Onex, Baring, any Founder, the Sponsor or Garden State (or a group of third parties that are not Affiliates of Holdings, Onex, Baring, any Founder, the Sponsor or Garden State). For avoidance of doubt, following a transaction or business combination that is not a “Company Sale” hereunder, including a transaction or business combination in which the equity securities of the surviving entity of such business combination or other transaction are registered under the Exchange Act and listed or quoted for trading on a national securities exchange, the equitable adjustment provisions of Paragraph 23 shall apply, including, without limitation, to performance vesting criteria.

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VII.	Holders of Holdings Shares subject to the vesting provisions of this paragraph 7(d) shall be entitled to vote such Holdings Shares and receive dividends and other distributions with respect to such Holdings Shares prior to vesting; provided, that dividends and other distributions with respect to Holdings Shares that are subject to performance vesting pursuant to paragraph 7(d)(1)(II) shall be set aside by Holdings and shall be paid (x) to such holders upon the vesting of such Holdings Shares (if at all) or (y) to the respective Affiliates of Onex and Baring and the other persons who held Company Shares as of immediately prior to the Jersey Merger Effective Time, in each case, that receive such Holdings Shares pursuant to paragraph 7(d)(4)(I).

4.	Forfeiture of Unvested Holdings Shares and Holdings Warrants.

I.	Unvested Holdings Shares that are forfeited pursuant to paragraph 7(d)(1)(II) or paragraph 7(d)(3) shall be transferred by the forfeiting Founder (or Affiliate thereof) that Beneficially Owns such Holdings Shares, as applicable, to the respective Affiliates of Onex and Baring and the other persons who held ordinary shares in the capital of the Company (“Company Shares”) as of immediately prior to the Jersey Merger Effective Time, on a pro-rata basis, based on their relative percentage ownership of the Company Shares as of immediately prior to the Jersey Merger Effective Time, without any consideration for such Transfer. For U.S. federal income tax purposes the parties intend for any such transfer to be treated as an adjustment to the consideration issued to the transferees of such unvested Holdings Shares in connection with the Jersey Merger.

II.	Unvested Holdings Warrants that are forfeited by a Founder (or Affiliate thereof) pursuant to paragraph 7(d)(2) must be offered for sale, on the fifth anniversary of the Closing, by the forfeiting Founder (or Affiliate thereof) that Beneficially Owns such Holdings Warrants, as applicable, to the respective Affiliates of Onex and Baring that held Company Shares as of immediately prior to the Jersey Merger Effective Time (on a pro-rata basis, based on their relative percentage ownership of the Company Shares as of immediately prior to the Jersey Merger Effective Time), for a purchase price of $1.00 per Holdings Warrant. Such Affiliates of Onex and Baring shall, on a pro-rata basis, based on their relative percentage ownership of the Company Shares as of immediately prior to the Jersey Merger Effective Time, have the right (but not the obligation) to purchase such forfeited Holdings Warrants for a period of 30 days after the forfeiture date. Such right may be exercised in whole or in part at any time during such 30-day period by written notice to the forfeiting Founder or Sponsor, as applicable. Payment of the purchase price must be made in cash within 60 days after the date of such written notice. If any such affiliate of Onex or Baring does not elect to exercise its right to purchase its pro-rata portion of such forfeited Holdings Warrants within 30 days after the forfeiture date, such Holdings Warrants shall be cancelled without any consideration for such cancellation.

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III.	Unvested Holdings Warrants that are forfeited by Garden State (or Affiliate thereof) pursuant to paragraph 7(d)(2) must be offered for sale, on the fifth anniversary of the Closing, by Garden State (or Affiliate thereof) that Beneficially Owns such Holdings Warrants to Holdings, for a purchase price of $1.00 per Holdings Warrant. Holdings shall have the right (but not the obligation) to purchase such forfeited Holdings Warrants for a period of 30 days after the forfeiture date. Such right may be exercised in whole or in part at any time during such 30-day period by written notice to Garden State. Payment of the purchase price must be made in cash within 60 days after the date of such written notice. If Holdings does not elect to exercise its right to purchase such forfeited Holdings Warrants within 30 days after the forfeiture date, such Holdings Warrants shall be cancelled without any consideration for such cancellation.

IV.	Notwithstanding the immediately preceding clauses (II) and (III), if the Stock Price Level on the fifth anniversary of the Closing Date is greater than $12.50, then the Unvested Holdings Warrants must be purchased by Affiliates of Onex and Baring (with respect to such Holdings Warrants referred to in clause (II)) and Holdings (with respect to such Holdings Warrants referred to in clause (III)), for a purchase price of $1.00 per Warrant. Payment of the purchase price must be made in cash within 60 days after the date of the fifth anniversary of the Closing Date.

V.	With respect to the Holdings Warrants that are transferred or sold, as applicable, pursuant to paragraphs 7(d)(3)(IV) and 7(d)(4)(II)-(IV), (x) for U.S. federal income tax purposes, the parties intend that any such transfer or sale will be treated as a forfeiture of such Holdings Warrants by the relevant Founder or Garden State (as applicable) and as an adjustment to the consideration provided to the transferees of such Holdings Warrants in connection with the Jersey Merger and (y) the parties shall, and shall cause their respective Affiliates to, reasonably cooperate in good faith to complete such transfers or sales on a “cashless” basis for the transferee (for example, by exercising all or a portion of such Holdings Warrants and selling the ordinary shares of Holdings issuable in connection therewith in one or more transactions in the open market with the proceeds therefrom used to pay the purchase price and exercise price for such Holdings Warrants).

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4.	Stock Price Level. For purposes of paragraph 5(b) and this paragraph 7(d), the applicable “Stock Price Level” will be considered achieved only when the last reported sale price per Holdings Share on the New York Stock Exchange equals or exceeds the applicable threshold for any 40 trading days during a 60 consecutive trading day period, which 60 consecutive trading day period will not commence until the earlier of (i) the date on which Onex or Baring sell any of their respective Holdings Shares to a third party that is not an Affiliate of Onex, Baring, any Founder, the Sponsor or Garden State, or (ii) the first anniversary of the Closing Date. The Stock Price Levels (and the share price levels in a Company Sale in paragraph 7(d)(3) and paragraph 5(b)) will be equitably adjusted on account of any share split, reverse share split or similar equity restructuring transaction.

8.             The Sponsor and each Founder represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Founder’s biographical information furnished to Acquiror (including, without limitation, any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to such Founder’s background. The Sponsor’s and each Founder’s questionnaire furnished to Acquiror is true and accurate in all respects. The Sponsor and each Founder represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.             Except as disclosed in the Prospectus or in Schedule 7.07 of the Merger Agreement, neither the Sponsor nor any Founder nor any Affiliate of the Sponsor or any Founder, nor any director or officer of Acquiror, shall receive from Acquiror any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of Acquiror’s initial Business Combination (regardless of the type of transaction that it is, but including, for the avoidance of doubt, the Jersey Merger), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to Acquiror by the Sponsor; and repayment of loans, if any, and on such terms as to be determined by Acquiror and, prior to any valid termination of the Merger Agreement, the Company from time to time, made by the Sponsor or any of Acquiror’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if Acquiror does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by Acquiror to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. None of such loans may be converted into any shares of Capital Stock or Warrants except that, following any valid termination of the Merger Agreement, up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. During the period commencing on the date hereof and ending on the earlier of (i) the consummation of the Closing and (ii) the valid termination of the Merger Agreement, the Sponsor and each Founder agrees not to enter into, modify or amend any Contract between or among the Sponsor, any Founder, anyone related by blood, marriage or adoption to any Founder or any Affiliate of any such Person (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Agreement or (y) the Company’s, Holdings’ or Acquiror’s ability to perform or satisfy any obligation under the Merger Agreement; provided that nothing herein shall restrict the issuance of any new Stockholder Notes expressly permitted to be entered into pursuant to Section 9.03(a)(vii) of the Merger Agreement (it being understood and agreed that the full amount of all outstanding principal, accrued and unpaid interest and other payment obligations under the Stockholder Notes shall be paid in cash at the Closing by Acquiror as provided in the Merger Agreement, at which time the Stockholder Notes shall be terminated without any continuing liability or obligation on the part of any party thereto).

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10.           The Sponsor and each Founder have full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of Acquiror.

11.          As used herein, the following terms shall have the respective meanings set forth below:

(a)       “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act.

(b)       “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Acquiror and one or more businesses.

(c)       “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares.

(d)       “Founder Shares” shall mean the shares of Acquiror’s Class B common stock, par value $0.0001 per share, except as otherwise set forth in Annex A.

(e)       “Holdings Shares” shall mean the ordinary shares of Holdings issued in connection with the Delaware Merger in exchange for Founders Shares (including the Purchased Shares).

(f)        “Holdings Warrants” shall mean the warrants to purchase ordinary shares of Holdings issued in connection with the Delaware Merger in exchange for Private Placement Warrants.

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(g)       “Private Placement Warrants” shall mean the Warrants to purchase up to 18,300,000 shares of Common Stock Beneficially Owned by the Founders in the aggregate, except as otherwise set forth in Annex A.

(h)       “Prospectus” shall mean the registration statement on Form S-1 and prospectus filed by Acquiror with the Commission in connection with the Public Offering.

(i)         “Public Offering” shall mean the underwritten initial public offering of 69,000,000 of Acquiror’s units (the “Units”), each comprised of one share of Common Stock and one-half of one Warrant.

(j)         “Public Stockholders” shall mean the holders of securities issued in the Public Offering.

(k)        “Subject Shares” shall mean, collectively, the Holdings Shares Beneficially Owned by the Sponsor and the Founders, in each case, that (i) have vested in accordance with paragraph 7(d) or, if the transaction giving rise to the Tag-Along Right is a Company Sale, would vest (or, with respect to the Sweetener Shares, would be issuable) in connection with such Company Sale pursuant to paragraph 7(d)(3) and (ii) are no longer Locked-Up Holdings Securities.

(l)         “Termination Event” shall mean any transaction which results in Affiliates of Onex and Baring owning, in the aggregate, less than 200,000 ordinary shares of Holdings.

(m)       “Third Party Terms” shall mean (i) the name of the proposed transferee in a Transfer and the number of ordinary shares of Holdings proposed to be transferred in such Transfer, (ii) the proposed amount, type and form of per share consideration and the terms and conditions of payment offered by such transferee and (iii) a summary of any other material terms pertaining to such Transfer.

(n)       “Time-Delayed Performance Securities” shall mean any Holdings Shares and Holdings Warrants subject to performance vesting under paragraph 7(d)(1)(II) or 7(d)(2), as applicable, the vesting of which is dependent only on the passage of time as a result of the performance goals associated therewith having been achieved.

(o)       “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited.

(p)       “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii) above.

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12.           This Sponsor Agreement and the other agreements referenced hereto constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, the Prior Letter Agreement. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by Holdings, the Company and the other parties charged with such change, amendment, modification or waiver, it being acknowledged and agreed that neither Holdings’ nor the Company’s execution of such an instrument will be required after any valid termination of the Merger Agreement.

13.           Except as otherwise provided herein, no party hereto may assign either this Sponsor Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties (except that, following any valid termination of the Merger Agreement, no consent from Holdings or the Company shall be required). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Agreement shall be binding on the Sponsor, Garden State, each Founder, Holdings and the Company and their respective successors, heirs, personal representatives and assigns and permitted transferees.

14.           Nothing in this Sponsor Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Sponsor Agreement or of any covenant, condition, stipulation, promise or agreement hereof, except that the Onex/Baring Shareholders are express third party beneficiaries of, and are entitled to enforce, paragraphs 25 and 27. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Agreement shall be for the sole and exclusive benefit of Acquiror, the Sponsor, the Founders and Garden State (and, prior to any valid termination of the Merger Agreement, the Company and Holdings) and their respective successors, heirs, personal representatives and assigns and permitted transferees, except that the Onex/Baring Shareholders are express third party beneficiaries of, and are entitled to enforce, paragraphs 25 and 27.

15.           This Sponsor Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.           This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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17.           This Sponsor Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Sponsor Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph. The prevailing party in any such Action (as determined by a court of competent jurisdiction) shall be entitled to be reimbursed by the non-prevailing party for its reasonable expenses, including reasonable attorneys’ fees, incurred with respect to such Action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission, to the receiving party’s address or facsimile number set forth above or on the receiving party’s signature page hereto; provided that any such notice, consent or request to be given to Acquiror, Holdings or the Company at any time prior to the valid termination of the Merger Agreement shall be given in accordance with the terms of Section 13.02 of the Merger Agreement.

19.           This Sponsor Agreement shall terminate on the earlier of (i) the latest of (w) the expiration of the Lock-up Periods, (x) the vesting in full and delivery of all Locked-Up Holdings Securities, (y) the issuance of the Sweetener Shares or (z) if the Sweetener Shares have not been issued on or prior to the sixth anniversary of the Closing, the date after the sixth anniversary of the Closing, or (ii) prior to the Closing, the liquidation of Acquiror or, if the Closing shall have occurred, Holdings; provided, however, that paragraph 4 of this Sponsor Agreement shall survive such liquidation for a period of six years; provided, further, that no such termination shall relieve the Sponsor, Garden State, any Founder, Holdings or the Company from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination.

20.           Each party hereto that is also a party to that certain Registration Rights Agreement, dated as of September 6, 2018, by and among Acquiror, the Sponsor and the other parties signatory thereto (the “Existing Registration Rights Agreement”) hereby agrees to amend and restate the Existing Registration Rights Agreement, effective as of the Closing. At or prior to the Closing, the Sponsor, Garden State and each Founder contemplated to become a party to the Registration Rights Agreement and Nominating Agreement shall deliver to Holdings each such agreement, duly executed by such Person, in the form attached to the Merger Agreement.

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21.           Each of the Sponsor, Garden State and the Founders hereby represents and warrants (severally and not jointly as to itself, himself or herself only) to Acquiror, Holdings and the Company as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder; (iii) this Sponsor Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Sponsor Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Founder Shares or Private Placement Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (v) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (vi) except for fees described on Schedule 7.07 of the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Person, Acquiror, any of its Subsidiaries or any of their respective Affiliates in connection with the Merger Agreement or this Sponsor Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Acquiror, Holdings, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) except as set forth on Annex B hereto, none of (x) such Person, (y) anyone related by blood, marriage or adoption to such Person or (z) to the knowledge of such Person, any other Person in which such first Person has a direct or indirect legal or contractual relationship or Beneficial Ownership of 5% or more of the outstanding equity securities of such second Person, in each case, is party to, or has any rights with respect to or arising from, any Contract, instrument, arrangement or understanding with Acquiror or any of its Subsidiaries (including, without limitation, the Stockholder Notes); (viii) such Person has had the opportunity to read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors; (ix) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (x) except as otherwise described in this Sponsor Agreement, such Person has the direct or indirect interest in all of its, his or her Founder Shares and Private Placement Warrants listed on Annex A hereto, which are held through the Sponsor, the Sponsor has good title to all such Founder Shares and Private Placement Warrants, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Founder Shares or Private Placement Warrants (other than transfer restrictions under the Securities Act)) affecting any such Founder Shares or Private Placement Warrants, other than pursuant to (A) this Sponsor Agreement, (B) the Charter, (C) the Merger Agreement, (D) the Existing Registration Rights Agreement, or (E) any applicable securities laws; and (xi) the Founder Shares and Private Placement Warrants listed on Annex A hereto are the only equity securities in Acquiror (including, without limitation, any equity securities convertible into, or which can be exercised or exchanged for, equity securities of Acquiror) owned of record or Beneficially Owned by such Person as of the date hereof, and none of such Founder Shares or Private Placement Warrants is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Founder Shares or Private Placement Warrants, except as provided in this Sponsor Agreement.

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22.           Upon the occurrence of a Termination Event, the restrictions set forth in paragraph 7(a)(ii) shall terminate and be of no further force or effect.

23.           If, and as often as, there are any changes in Holdings, the Holdings Shares, the Holdings Warrants or the Sweetener Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Holdings, Holdings’ successor or the surviving entity of such transaction, the Holdings Shares, Holdings Warrants and the Sweetener Shares, each as so changed. For avoidance of doubt, such equitable adjustment shall be made to the performance criteria set forth in paragraphs 7(d) and 5(b).

24.           Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

25.           The Sponsor, M. Klein Associates, Inc. (“Manager”) and each of the Sponsor’s members, each of which is a party hereto, agrees with Holdings and the respective Affiliates of Onex and Baring that own ordinary shares of Holdings from time to time (collectively, the “Onex/Baring Shareholders”) that, without the prior written consent of the holders of a majority of the ordinary shares of Holdings collectively held by the Onex/Baring Shareholders (which consent may be withheld in their sole discretion, except as otherwise specifically set forth herein):

(a)       Prior to the completion of the distribution described in clause (b) below, the Sponsor and each of its members will maintain the exact equity ownership in the Sponsor that is set forth on Annex A attached hereto. In furtherance of the foregoing, (i) the Sponsor will not incur or permit any lien or encumbrance on any of its assets or equity interests, and it will not permit any Transfer, redemption, repurchase, issuance or other disposition of any of its equity interests or assets (including, without limitation, the equity securities of Holdings owned by the Sponsor and any dividends received thereon, other than as set forth in the second paragraph of this Sponsor Agreement) to occur prior to the completion of the distribution described in clause (b) below, (ii) no member of the Sponsor will (or permit any other member of the Sponsor to) sell, pledge, encumber or otherwise Transfer any of the Sponsor’s equity interests or assets (including, without limitation, the equity securities of Holdings owned by the Sponsor and any dividends received thereon), directly or indirectly, whether by merger, operation of law or otherwise, prior to the completion of the distribution described in clause (b) below, and (iii) the Sponsor and its members will cause the Sponsor not to be terminated, dissolved, liquidated, merged, combined, reorganized, recapitalized, restructured or subjected to any proceeding that could result in any of the foregoing (whether in bankruptcy or otherwise) prior to the completion of the distribution described in clause (b) below. Manager shall cause the Sponsor to comply with all of its obligations under this clause (a) and clause (b) below.

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(b)       At any time following the expiration of the Founder Shares Lock-up Period, upon five business days’ prior written notice to Holdings, the Sponsor, Manager and the Sponsor’s members shall cause all equity securities of Holdings owned by the Sponsor to be distributed to the Sponsor’s members in exactly the amounts for each such member as set forth on Annex A attached hereto (together with any dividends received by the Sponsor on such member’s Holdings equity securities). Any fees and expenses (including taxes) related to such distribution, the maintenance of the Sponsor in good standing under the laws of the State of Delaware or compliance with the Sponsor’s obligations under clause (a) above (together with all other fees and expenses incurred by the Sponsor) prior to such distribution will be discharged and paid in full by Manager or the Sponsor’s members (pro rata based on their respective equity ownership in the Sponsor) prior to such distribution. Until such fees and expenses have been discharged and paid in full, Holdings shall not have any obligation to issue new share certificates or warrants in the name of any of the Sponsor’s members, to cooperate in any respect with the completion of such distribution or to recognize any member of the Sponsor as a record holder of any equity securities of Holdings owned by the Sponsor as of the Closing. Anything contained herein to the contrary notwithstanding, in the event that the Sponsor wishes to distribute equity securities of Holdings owned by the Sponsor to its members prior to the expiration of the Founder Shares Lock-up Period, Holdings and the Onex/Baring Shareholders shall reasonably consent to such distribution, provided that the Sponsor complies with the provisions set forth in the first sentence of this clause (b) and such members comply with the provisions set forth in the proviso to paragraph 7(c)(ii)(E).

(c)       The Sponsor, Manager and each of the Sponsor’s members acknowledge and agree that a breach of any of the obligations under clauses (a) and (b) above may be enforced by injunctive relief as set forth in paragraph 6(b) hereof; this being in addition to all other remedies available at equity or in law to Holdings and the Onex/Baring Shareholders. Any distribution or Transfer in breach of clauses (a) or (b) above shall be void ab initio, and Manager, the Sponsor and each member of the Sponsor shall be required to take any and all actions requested by Holdings or the Onex/Baring Shareholders to promptly cure such breach and shall reimburse Holdings and/or the Onex/Baring Shareholders for any costs and expenses in connection therewith.

(d)       Prior to the completion of the distribution described in clause (b) above, solely for purposes of determining any Sponsor member’s Beneficial Ownership of Holdings Shares or Holdings Warrants (as applicable) hereunder, such member shall be deemed to Beneficially Own only the number of Holdings Shares of Holdings Warrants (as applicable) set forth next to such member’s name on Annex A attached hereto.

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26.           Tag-Along Rights

(a)       At any time following the expiration of the Founder Shares Lock-Up Period with respect to any Subject Shares, if one or more of the Affiliates of Onex that own ordinary shares of Holdings from time to time (collectively, the “Onex Shareholders”) proposes to Transfer (other than a Transfer (x) to any Person that is an Affiliate of Holdings, Onex, Baring, any Founder, the Sponsor or Garden State or (y) in a Public Offering (as defined in the Registration Rights Agreement (as defined in the Merger Agreement) or in a sale to the public under Rule 144 of the Securities Act) all or any portion of the ordinary shares of Holdings then held by such Onex Shareholder and the Dragging Shareholders (as defined below) do not exercise their Drag-Along Rights (as defined below), if applicable, with respect to such Transfer (such Onex Shareholder proposing such Transfer being the “Transferring Shareholder”), then the provisions of this paragraph 26 shall apply. In such event, the Sponsor, the Founders and Garden State (the “Tag-Along Shareholders”) shall have the right (the “Tag-Along Right”) to sell in their discretion up to the same percentage of such Tag-Along Shareholders’ Subject Shares as the Transferring Shareholder is proposing to sell in such Transfer by requesting that the transferee in such Transfer purchase from each such Tag-Along Shareholder up to the number of Subject Shares equal to the number derived by multiplying (i) the total number of Subject Shares that the transferee has agreed or committed to purchase from the Transferring Shareholder by (ii) a fraction, the numerator of which is the total number of Subject Shares owned by such Tag-Along Shareholder, and the denominator of which is equal to the sum of (x) the total number of ordinary shares of Holdings then held by the Onex Shareholders plus (y) the total number of Subject Shares. Any Subject Shares purchased from Tag-Along Shareholders pursuant to this paragraph 26 shall be purchased upon the same terms and conditions (including timing of purchase and payment and the type and form of consideration) as such proposed Transfer by such Transferring Shareholder.

(b)       If any Onex Shareholder proposes to make a Transfer triggering the Tag-Along Right, such Transferring Shareholder shall send a written notice (each, a “Sale Notice”) to all Tag-Along Shareholders at least thirty (30) days prior to the date on which such Transferring Shareholder expects to consummate such Transfer. Each Sale Notice shall set forth the Third Party Terms applicable to the proposed Transfer, the maximum number of ordinary shares of Holdings the Tag-Along Shareholder to whom the Sale Notice is delivered is entitled to sell pursuant to the Tag-Along Right (including the calculation of such participant’s pro rata portion) and the anticipated closing date of the Transfer, and shall be accompanied by a copy of any written documents reflecting the terms and conditions agreed to by the Transferring Shareholder and the transferee.

(c)        Each Tag-Along Shareholder that desires to exercise the Tag-Along Right shall deliver a written notice (each, “Tag-Along Notice”) to that effect to the Transferring Shareholder within twenty (20) days following receipt of the Sale Notice from such Transferring Shareholder. The Tag-Along Notice shall state the number of Subject Shares (not to exceed the amount determined in accordance with paragraph 26(a)) that such Tag-Along Shareholder proposes to include in such Transfer, and shall constitute the Tag-Along Shareholder’s binding agreement to sell its Subject Shares on the terms and subject to the conditions as are specified in or accompany the Sale Notice. If the transferee does not purchase the specified number of Subject Shares from the Tag-Along Shareholders on the same terms and conditions as specified in the Sale Notice and at the same time as the transferee purchases Subject Shares of Holdings from such Transferring Shareholder, then such Transferring Shareholder shall not be entitled to sell any ordinary shares of Holdings in the proposed Transfer unless such Transferring Shareholder or its designee substantially concurrently purchases from each such Tag-Along Shareholder the number of Subject Shares of such Tag-along Shareholder as is specified in its Tag-Along Notice, on the Third Party Terms.

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(d)       At the closing of the Transfer pursuant to this paragraph 26, the transferee shall remit to each Tag-Along Shareholder the consideration for the Subject Shares of such Tag-Along Shareholder sold pursuant hereto (less any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; provided, however, that such escrow or hold back is pro rata among all sellers of ordinary shares of Holdings participating in such transaction based on the number of ordinary shares of Holdings being sold by each such seller in the transaction), against delivery by such Tag-Along Shareholder of certificates (if any) representing such Subject Shares, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Subject Shares as may be reasonably requested by the transferee or Holdings, and the compliance by such Tag-Along Shareholder with any other conditions to closing generally applicable to all shareholders of Holdings selling ordinary shares of Holdings in such transaction; provided, that (i) no such condition shall require a Tag-Along Shareholder to undertake or agree to bear joint and several liability with any other party thereto or to bear more than such Tag-Along Shareholder’s proportionate share of any indemnification obligations or be liable in respect of any individual representations, covenants or warranties made solely with respect to another shareholder of Holdings, including with respect to title, authority, non-contravention and power to transfer equity (in each case, other than through a common escrow), (ii) no Tag-Along Shareholder shall be liable in respect of any post-closing indemnification in excess of the aggregate amount of proceeds received by such Tag-Along Shareholder in connection with such Transfer and (iii) no such condition shall require a Tag-Along Shareholder to enter into any agreement not to compete with Holdings or any of its Subsidiaries, or commit to any similar obligation, in connection with the Transfer.

(e)       If any Transfer described in a Sale Notice has not been consummated in accordance with the terms set forth in the Sale Notice within one hundred and eighty (180) days after the date of delivery of the Sale Notice, or if (i) the terms of such proposed Transfer have been modified in any respect that would increase the per share price or (ii) the other non-monetary terms of such proposed Transfer shall have been changed in any material respect from those set forth in the Sale Notice, such Transfer may not be completed without first providing a new Sale Notice to the Tag-Along Shareholders and allowing another opportunity for such Tag-Along Shareholders to elect to exercise their Tag-Along Right set forth in this paragraph 26.

27.          Drag-Along Rights

(a)       At any time after the Closing, if one or more of the Onex/Baring Shareholders proposes to Transfer fifty percent (50%) or more of the ordinary shares of Holdings then-held by the Onex/Baring Shareholders, in the aggregate, in a private transaction to a Person or group of Persons (other than an Affiliate of Onex or Baring), then, in each case, the provisions of this paragraph 27 shall apply (each a “Drag-Along Transfer”, and the Onex/Baring Shareholders initiating such Transfer, the “Dragging Shareholders”). In such event, the Dragging Shareholders shall have the right (a “Drag-Along Right”), but not the obligation, to cause all, but not less than all, of the Founders, Garden State, and, if applicable, the Sponsor (collectively, the “Drag-Along Shareholders”) to tender for purchase to the proposed transferee in such Drag-Along Sale, a number of Holdings Shares equaling the number derived by multiplying (i) the total number of ordinary shares of Holdings proposed to be purchased by the proposed transferee in such Drag-Along Sale by (ii) a fraction, the numerator of which is the total number of Holdings Shares held by each such Drag-Along Shareholder and the denominator of which is the total number of then outstanding ordinary shares of Holdings. For the purpose of this paragraph 27(a), each reference to “Holdings Shares” shall be deemed to include all Holdings Shares Beneficially Owned by the Drag-Along Shareholders (whether or not subject to vesting).

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(b)       Any Dragging Shareholder that elects to exercise its Drag-Along Right shall so notify each of the Drag-Along Shareholders pursuant to a written notice (each, a “Drag-Along Notice”) delivered to the Drag-Along Shareholders at least ten (10) days prior to the date on which the Dragging Shareholder expects the proposed Drag-Along Transfer that triggered such Drag-Along Right to be consummated. Each Drag-Along Notice shall set forth the Third Party Terms applicable to such Drag-Along Sale, together with a copy of any written documents constituting the offer or proposal of the proposed transferee and the number of Holdings Shares that such Drag-Along Shareholder is required to sell pursuant to the Drag-Along Right. The terms and conditions applicable to such purchase and sale of any Holdings Shares purchased from any Drag-Along Shareholder pursuant to this paragraph 27 shall be on such Third Party Terms and otherwise be the same as the terms and conditions applicable to such Dragging Shareholders, including the type and form of consideration, timing of purchase, sale and payment (with an exception for any “rollover” by the Dragging Shareholders).

(c)       Upon the receipt of a Drag-Along Notice, each Drag-Along Shareholder shall be obligated to sell the number of Holdings Shares required to be sold by such Drag-Along Shareholder as set forth in the Drag-Along Notice on the Third Party Terms, on any other terms and subject to any other conditions generally applicable to all shareholders selling to the transferee in connection with such transaction and subject to the consummation of such transaction in accordance with its terms. Each Drag-Along Shareholder agrees to take all necessary action to approve a Transfer pursuant to and in accordance with this paragraph 27, including to (i) vote its Holdings Shares in favor of such Transfer if so required by applicable Law, (ii) take such other action as may be required to effect such Transfer (subject to the limitations set forth in paragraph 27(d)) and (iii) refrain from exercising, and take all actions to waive, any dissenters, appraisal or similar rights with respect thereto (including the waiver of any right of pre-emption they may have in relation to such Transfer of ordinary shares of Holdings).

(d)       At the closing of the Transfer pursuant to this paragraph 27, the transferee shall remit to each Drag-Along Shareholder the consideration for the Holdings Shares to be sold by such Drag-Along Shareholder (less any portion of the consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; provided, however, that such escrow or hold back is pro rata among all Drag-Along Shareholders and other parties selling securities in such transaction based on the number of securities being sold by such Drag-Along Shareholders and other parties in such transaction), against delivery by such Drag-Along Shareholder of the certificates (if any) representing such Holdings Shares, duly endorsed for Transfer or with duly executed stock powers or similar instruments, and such other instruments of Transfer, in each case, as may be reasonably requested by the transferee or Holdings, and the compliance by such Drag-Along Shareholder with any other conditions to closing generally applicable to all shareholders selling ordinary shares of Holdings in such transaction; provided, that (i) no such condition shall require such Drag-Along Shareholder to undertake or agree to bear joint and several liability with any other party thereto or to bear more than such Drag-Along Shareholder’s proportionate share of any indemnification obligations (other than through a common escrow), (ii) such Drag-Along Shareholder shall not be liable in respect of any post-closing indemnification in excess of the aggregate amount of proceeds received by such Drag-Along Shareholder in connection with such Transfer, (iii) such Drag-Along Shareholder shall not bear any liability with respect to any individual representations, covenants or warranties made solely with respect to another shareholder, including with respect to title, authority, non-contravention and power to transfer equity (in each case, other than through a common escrow), (iv) such Drag-Along Shareholder shall only make the same individual representations, warranties, covenants and indemnities concerning such Drag-Along Shareholder and Holdings Shares to be sold by such Drag-Along Shareholder as made by the Dragging Shareholders, (v) no such condition shall require such Drag-Along Shareholder to enter into any agreement not to compete with Holdings or any of its Subsidiaries, or commit to any similar obligation, in connection with the Transfer and (vi) no such condition shall require such Drag-Along Shareholder to enter into any agreement not to solicit or hire employees of Holdings or any of its Subsidiaries, or commit to any similar obligation, in connection with the Transfer, except, with respect to this clause (vi), to the extent entered into by the Dragging Shareholders.

[Signature Pages Follow]

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Sincerely,

SPONSOR:

CHURCHILL SPONSOR LLC

By:	/s/ Michael S. Klein
Name:	Michael S. Klein
Title:
Address:
Fax Number:

FOUNDERS:

/s/ Jerre Stead
Jerre Stead
Address:
Fax Number:

/s/ Michael S. Klein
Michael S. Klein
Address:
Fax Number:

/s/ Sheryl von Blucher
Sheryl von Blucher
Address:
Fax Number:

/s/ Martin Broughton
Martin Broughton
Address:	Rosemary House
Woodhurst Park
Oxted, Surrey U.K.
Fax Number:

[Signature Page to Sponsor Agreement]

/s/ Karen G. Mills
Karen G. Mills
Address:	175 Blossom Street #1103
Boston, MA 02114
Fax Number:

/s/ Balakrishnan S. Iyer
Balakrishnan S. Iyer
Address:	4 Nidden
Irvine, CA 92603
Fax Number:	(949) 854-0570

M. KLEIN ASSOCIATES, INC.
(including in its capacity as Manager)

By:	/s/ Michael S. Klein
Name: Michael S. Klein
Title:
Address:
Fax Number:

THE IYER FAMILY TRUST DATED 1/25/2001

By:	/s/ Balakrishnan S. Iyer
Name:	Balakrishnan S. Iyer
Title:	Trustee
Address:	4 Nidden
Irvine, CA 92603
Fax Number:	(949) 854-0570

[Signature Page to Sponsor Agreement]

MILLS FAMILY I, LLC

By:	/s/ Karen G. Mills
	Name:	Karen G. Mills
	Title:	Management Member
Address:		175 Blossom Street #1103
Boston, MA 02114

Fax Number:		[_______]

K&BM LP
By:	, its general partner

By:	/s/ Karen G. Mills
	Name:	Karen G. Mills
	Title:	Management Partner
Address:		175 Blossom Street #1103
Boston, MA 02114
Fax Number:

GARDEN STATE:

GARDEN STATE CAPITAL PARTNERS LLC

By:	/s/ Michael S. Klein
Name: Michael S. Klein
Title:
Address:
Fax Number:

[Signature Page to Sponsor Agreement]

ACCEPTED AND AGREED
as of the date first written above:

ACQUIROR:

CHURCHILL CAPITAL CORP

By:	/s/ Michael S. Klein
Name:	Michael S. Klein
Title:

COMPANY:

CAMELOT HOLDINGS (JERSEY) LIMITED

By:	/s/ Paul Edwards
Name:	Paul Edwards
Title:	Director

HOLDINGS:

CLARIVATE ANALYTICS PLC

By:	/s/ Paul Edwards
Name:	Paul Edwards
Title:	Director

[Signature Page to Sponsor Agreement]